               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                 GIII APPAREL GROUP, LTD.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

Dear Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Thursday, June 19, 1997 at 10:00 A.M., Eastern Daylight Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York 10103.

     The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to elect directors, approve the adoption of the 1997 Stock Option Plan and to ratify the appointment of Grant Thornton LLP as the independent certified public accountants of the Company.

     At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

     Thank you for your cooperation.

                                          Very truly yours,
                                          /s/ MORRIS GOLDFARB
                                          MORRIS GOLDFARB
                                          Chief Executive Officer

May 21, 1997

                           G-III APPAREL GROUP, LTD.
                              345 WEST 37TH STREET
                            NEW YORK, NEW YORK 10018
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 19, 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of G-III Apparel Group, Ltd. (the 'Company') will be held on Thursday, June 19, 1997 at 10:00 A.M., Eastern Daylight Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York 10103, for the following purposes:

          (1) To elect nine directors to serve for the ensuing year.

          (2) To approve the 1997 Stock Option Plan as adopted by the Board of Directors.

          (3) To consider and act upon  a proposal to ratify the appointment  of
     Grant   Thornton  LLP   as  the  Company's   independent  certified  public
     accountants for the fiscal year ending January 31, 1998.

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on May 14, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, EACH STOCKHOLDER IS URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                          By Order of the Board of Directors

                                          ALAN FELLER
                                          Secretary

New York, New York
May 21, 1997

                           G-III APPAREL GROUP, LTD.
                              345 WEST 37TH STREET
                            NEW YORK, NEW YORK 10018

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------
                              GENERAL INFORMATION

GENERAL

     This Proxy Statement (first mailed to stockholders on or about May 21, 1997) is furnished to the holders of Common Stock, par value $.01 per share (the 'Common Stock'), of G-III Apparel Group, Ltd. (the 'Company') in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the 'Annual Meeting'), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, June 19, 1997, at 10:00 A.M., Eastern Daylight Time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York 10103.

     It is proposed that at the Annual Meeting: (i) nine directors will be elected, (ii) the Company's 1997 Stock Option Plan will be approved and (iii) the appointment of Grant Thornton LLP as the independent certified public accountants of the Company for the fiscal year ending January 31, 1998 will be ratified.

     Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Common Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by the Company prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for director as shown on the form of proxy,
(ii) the approval of the  adoption of the Company's  1997 Stock Option Plan  and
(iii) the appointment of Grant Thornton LLP as the independent certified public accountants of the Company.

     Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby 'for' the election of each of the nominees for director as shown on the form of proxy, 'for' the approval of the adoption of the 1997 Stock Option Plan and 'for' the ratification of the appointment of Grant Thornton LLP as the independent certified public accountants of the Company, and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     On May 14, 1997, there were 6,477,656 shares of Common Stock outstanding, each of which shares is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on May 14, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. 'Broker non-votes' are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the 1997 Stock Option Plan and for the ratification of the appointment of Grant Thornton LLP.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                      CERTAIN STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information as of April 1, 1997 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see 'Executive Compensation' below); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                                          AMOUNT AND NATURE OF       PERCENTAGE
                                                                         BENEFICIAL OWNERSHIP OF         OF
                 NAME AND ADDRESS OF BENEFICIAL OWNER                         COMMON STOCK          COMMON STOCK
----------------------------------------------------------------------   -----------------------    ------------

Aron Goldfarb(1)......................................................          1,241,816(2)            18.8%
Morris Goldfarb(1)....................................................          2,271,849(3)            33.9%
Lyle Berman ..........................................................            308,530(4)             4.8%
  433 Bushaway Road
  Wayzata, MN 55391
Thomas J. Brosig .....................................................             13,400(5)           *
  4695 Forestview Lane
  Plymouth, MN 55442
Alan Feller(1)........................................................             47,275(6)           *
Carl Katz(1)..........................................................             42,850(7)           *
Willem van Bokhorst ..................................................              4,860(8)           *
  c/o Smeets Thesseling van Bokhorst Spigt
  805 Third Avenue
  New York, NY 10022
Sigmund Weiss ........................................................             11,625(9)           *
  c/o Green & Weiss
  225 West 34th Street
  New York, NY 10001
George J. Winchell ...................................................              1,650(10)          *
  c/o Sea Oaks
  8785 Lakeside Boulevard
  Vero Beach, FL 32963
Dimensional Fund Advisors Inc.(11) ...................................            425,365                6.6%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Jeanette Nostra-Katz(1)...............................................             77,300(12)            1.2%
Keith S. Jones(1).....................................................             59,075(13)          *
All directors and executive officers as a group (16 persons)..........          4,162,305(14)           58.2%

------------

*    Less than one percent.

 (1) The address of such individual is c/o G-III Apparel Group, Ltd., 345 West 37th Street, New York, New York 10018.

 (2) Includes 118,750 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (3) Includes 233,750 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (4) Includes 8,530 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (5) Includes 10,250 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (6) Includes 42,775 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (7) Includes 42,350 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

 (8) Includes an aggregate of 210 shares held by Mr. van Bokhorst's children. Mr. van Bokhorst expressly disclaims beneficial ownership of these shares. Also includes 1,650 shares of Common Stock which may be acquired within 60 days upon the exercise of options granted.

 (9) Includes 10,050 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

(10) Shares may be acquired within 60 days upon the exercise of options.

(11) Information is derived from the Schedule 13G, dated February 5, 1997 (the 'DFA Schedule 13G'), filed by Dimensional Fund Advisors Inc. ('DFA') with the Commission. The DFA Schedule 13G states that DFA is deemed to have beneficial ownership as of December 31, 1996 of 425,365 shares of the Common Stock, all of which shares are owned by advisory clients of DFA, no one of which, to the knowledge of DFA, owns more than 5% of the outstanding Common Stock.

(12) Includes 76,800 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

(13) Includes 31,075 shares of Common Stock which may be acquired within 60 days upon the exercise of options.

(14) Includes an aggregate of 652,205 shares which may be acquired within 60 days upon the exercise of options.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Nine directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are currently directors of the Company) to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The nominees, their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

                                       YEAR FIRST
                                         BECAME                           PRINCIPAL OCCUPATION
           NOMINEE              AGE     DIRECTOR                       DURING THE PAST FIVE YEARS
-----------------------------   ---    ----------   ----------------------------------------------------------------
Morris Goldfarb..............   46        1974      Chief Executive Officer of the Company. Until April 1997, served as  either President or Vice President  of the Company and its predecessors since its  formation in 1974.  Director of  Grand
                                                      Casinos, Inc.
Aron Goldfarb................   74        1974      Chairman  of  the Board  of  the Company.  Until  December 1994,
                                                      served as either  President or Vice  President of the  Company and  its  predecessors  since  its formation  in  1974.  As of
                                                      January 1,  1995,  Mr. Goldfarb  became  a consultant  to  the
                                                      Company.
Lyle Berman..................   55        1989      Since  February 1991,  Chairman and  Chief Executive  Officer of
                                                      Grand  Casinos,  Inc.  Since  May  1994,  Chairman  and  Chief
                                                      Executive  Officer of  Rainforest Cafe Inc.  Director of Grand
                                                      Casinos, Inc., Innovative Gaming  Corporation of America,  New
                                                      Horizon   Kids   Quest,  Inc.,   Rainforest  Cafe,   Inc.  and
                                                      Stratosphere Corporation.
Thomas J. Brosig.............   47        1992      Mr. Brosig has  been employed  by Grand Casinos,  Inc. for  more than  the  past five  years  in various  capacities  and since
                                                      September 1996 has served as its President and Chief Executive
                                                      Officer. Director of  Grand Casinos, Inc.  and Game  Financial
                                                      Corporation.
Alan Feller..................   55        1995      Executive   Vice  President,  Treasurer  and  Secretary  of  the
                                                      Company. Mr. Feller has served  as Chief Financial Officer  of the  Company since January 1990 and Chief Operating Officer of the Company since July 1995.
Carl Katz....................   57        1989      Executive Vice President of the Siena Leather division ('Siena')
                                                      of the Company. Mr. Katz has been an executive of Siena  since
                                                      1981.
Willem van Bokhorst..........   51        1989      Partner   in  the  Netherlands  Antilles   law  firm  of  Smeets
                                                      Thesseling van  Bokhorst Spigt  for more  than the  past  five years.
Sigmund Weiss................   76        1974      Certified  public  accountant  since  1948.  Operated  a general accounting practice  for  the  past 35  years.  Served  as  an accountant for the Company since its inception.
George J. Winchell...........   71        1990      Retired  as Senior Vice  President of W.R. Grace  & Co. in 1994.
                                                      Since joining W.R. Grace  & Co. in  1949, held positions  with controller's office, the Specialty Chemicals Group, the Office of the President and the Retail Group.

     Aron Goldfarb and Morris Goldfarb are father and son, respectively. Carl Katz and Jeanette Nostra-Katz, Executive Vice President of Siena and President of the Company, are married to each other.

     The Board of Directors of the Company has several committees, including an Executive Committee, Audit Committee, Option Committee and Compensation Committee. During the fiscal year ended January 31, 1997, each director in office during such fiscal year attended not less than 75% of the aggregate number of meetings of the Board of Directors and of meetings of committees of the Board on which he served, except for Thomas
J. Brosig who missed one Board meeting. The Board of Directors held three meetings during the fiscal year ended January 31, 1997.

     The Executive Committee, composed of Morris Goldfarb, Aron Goldfarb and Carl Katz, is vested with the powers of the Board of Directors, to the fullest extent permitted by law, between meetings of the Board. The Executive Committee acted by unanimous written consent one time in the fiscal year ended January 31, 1997.

     The Audit Committee, composed of Lyle Berman, Sigmund Weiss and Willem van Bokhorst, is charged with reviewing the Company's audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices. The Audit Committee met once during the fiscal year ended January 31, 1997, with all members of the Committee in attendance.

     The Option Committee, composed of George Winchell and Willem van Bokhorst, is empowered to oversee and make all decisions regarding the Company's 1989 Stock Option Plan (the '1989 Plan') and, if approved by the stockholders at the Annual Meeting, the 1997 Stock Option Plan (the '1997 Plan') (see Proposal 2), functioning as the 'Committee' under both plans. The Option Committee acted by unanimous written consent six times in the fiscal year ended January 31, 1997. The G-III Apparel Group, Ltd. Stock Option Plan For Non-Employee Directors (the 'Non-Employee Directors Plan') is administered by the Board of Directors.

     The Compensation Committee, composed of Thomas J. Brosig and Sigmund Weiss, is empowered to establish and review compensation practices and policies of the Company. The Compensation Committee is empowered to recommend and/or set the compensation for the executive officers and key employees of the Company as well as authorize and approve employment agreements.

VOTE REQUIRED

     The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

     THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE NINE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' THEIR ELECTION.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company's chief executive officer and each of the four other most highly compensated executive officers for the fiscal year ended January 31, 1997 for services in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL                  LONG-TERM
                                                      COMPENSATION(1)            COMPENSATION
                                             ---------------------------------   ------------
                                                                  OTHER ANNUAL     OPTIONS          ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR(2)   SALARY($)  BONUS($)  COMPENSATION       (#)        COMPENSATION($)(3)
---------------------------------  -------   --------   -------   ------------   ------------   ------------------

Morris Goldfarb .................    1997    $495,000   $84,000     $ 50,000(5)      40,000          $ 14,633
  Chief Executive Officer(4)         1996    $495,000     --          --             25,000          $ 14,633
                                     1995    $605,917                 --            140,500          $ 14,628
Jeanette Nostra Katz ............    1997    $225,000   $40,000       --             --              --
  President(4)                       1996    $220,673   $ 5,000       --             10,000          --
                                     1995    $249,017     --          --             12,500          --
Michael Laskau ..................    1997    $210,000   $40,795(7)     --            --              --
  Vice President-Women's             1996    $210,000   $ 5,000       --              5,000          --
  Non-Branded Division of G-III      1995    $123,745     --          --             12,500
  Leather Fashions, Inc.(6)
Alan Feller .....................    1997    $205,000   $25,000       --             --              --
  Executive Vice President,          1996    $192,019   $ 5,000       --             10,000          --
  Treasurer and Secretary            1995    $196,154     --                         12,000
Keith S. Jones ..................    1997    $180,000   $25,000       --             --              --
  Vice President-Foreign             1996    $180,000   $ 5,000       --              5,000          --
  Manufacturing of G-III Leather     1995    $197,081     --                         --
  Fashions, Inc.

------------

(1) Amounts reflected do not include perquisites and other personal benefits received by any named executive, which, in all instances, were less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(2) Represents the fiscal year ended January 31 of that year.

(3) Amounts represent insurance premiums paid by the Company for term life insurance for the benefit of Mr. Goldfarb's wife.

(4) Ms. Nostra Katz became President of the Company in April 1997. Prior thereto, Mr. Goldfarb was also President of the Company and Ms. Nostra Katz was an Executive Vice President of the Company.


(5) Represents a contribution to a supplemental pension trust pursuant to the terms of Mr. Goldfarb's employment agreement. See 'Employment Agreements.'



(6) Mr. Laskau has been employed by the Company since July 1994.



(7) Includes a performance bonus in the amount of $15,795 paid in fiscal 1997 with respect to fiscal 1996.

     The following table sets forth information on option grants in the fiscal year ended January 31, 1997 to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              % OF TOTAL                                  POTENTIAL REALIZABLE
                                 NUMBER OF      OPTIONS                                     VALUE AT ASSUMED
                                 SECURITIES   GRANTED TO                                    ANNUAL RATES OF
                                 UNDERLYING    EMPLOYEES    EXERCISE                          STOCK PRICE
                                  OPTIONS      IN FISCAL     PRICE       EXPIRATION         APPRECIATION FOR
              NAME                GRANTED       YEAR(1)      ($/SH)         DATE             OPTION TERM(2)
-------------------------------- ----------   -----------   --------    -------------     --------------------
                                                                                            5%          10%
                                                                                          -------    --------
Morris Goldfarb.................    40,000        43.5%      $ 2.75     June 18, 2006     $69,200     $175,200

------------

(1) Based upon options to purchase 92,000 shares granted to all employees in the fiscal year ended January 31, 1997.

(2) These amounts represent assumed rates of appreciation in the price of the Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

     The following table sets forth information with respect to unexercised stock options held at January 31, 1997 by the persons named in the Summary Compensation Table. There were no exercises of options to purchase the Common Stock by such individuals during the fiscal year ended January 31, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                               OPTIONS HELD AT             IN-THE-MONEY OPTIONS AT
                                                               FISCAL YEAR END              FISCAL YEAR END($)(1)
                                                         ----------------------------    ----------------------------
                         NAME                            EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------------------------------------   -----------    -------------    -----------    -------------

Morris Goldfarb.......................................     233,750          50,500        $ 301,875        $75,750
Jeanette Nostra Katz..................................      76,800          19,250        $ 107,700        $28,875
Michael Laskau........................................      11,500           6,000        $  13,500        $ 9,000
Alan Feller...........................................      42,775           8,100        $  56,663        $12,150
Keith S. Jones........................................      31,075           9,050        $  42,863        $13,575

------------

(1) Computed based on the difference between the last sale price per share of the Common Stock of $3.50 on January 31, 1997 and the exercise price.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Morris Goldfarb effective through January 31, 1998. The agreement renews annually unless either party notifies the other of its or his intent not to renew within 90 days of the scheduled termination date thereof. The agreement provides for a base annual salary of $650,000, with increases at the discretion of the Board of Directors. During the fiscal year ended January 31, 1997, Mr. Goldfarb was paid at the rate of $495,000 per year pursuant to his voluntarily agreeing to a reduction in his salary. Effective March 1, 1997, Mr. Goldfarb's annual salary was reinstated to $650,000. The agreement also provides for a $2,000,000 life insurance policy which names Mr. Goldfarb's wife as beneficiary and an annual incentive bonus equal to varying percentages of pre-tax income (as defined in the employment agreement) if pre-tax income exceeds $2,000,000. The percentages vary from 3% of pre-tax income in excess of $2,000,000 up to 6% of pre-tax income in excess of $2,000,000 if pre-tax income exceeds $4,000,000. Pursuant to the agreement, the Company will contribute $50,000 per year to a supplemental pension trust for Mr. Goldfarb's benefit for each year in which net after-tax income (as defined in the employment agreement) exceeds $1,500,000. In addition, pursuant to the employment agreement, in the event that Morris Goldfarb's employment is terminated (i) by the Company without cause or (ii) by Morris Goldfarb because of a material breach by the Company of the agreement, in either case at any time after a 'Change in Control' (as defined in the agreement), then Mr. Goldfarb will be entitled to receive from the Company, in general, (a) an amount equal to 2.99 times his base salary and bonus, as well as (b) certain employment-related benefits for a period of three years from the date of his termination.

     The Company has an agreement with Alan Feller, providing for the payment to Mr. Feller of a base annual salary of $160,000. Mr. Feller is currently being paid at the rate of $205,000 per year. The agreement also provides for the continued payment to Mr. Feller of his salary for a period of one year (or until Mr. Feller gains satisfactory comparable employment, if a lesser period), in the event he is terminated for other than 'cause' (as specified in the agreement).

COMPENSATION OF DIRECTORS

     Directors who are not employees or consultants of the Company receive $5,000 per year, in addition to $500 for each meeting of the Board attended and $500 for each meeting of each Committee of the Board attended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors' meetings.

     Aron Goldfarb, a director of the Company, acts as a consultant to the Company and is paid at the rate of $1,000 per month for services rendered in such capacity. In June 1996, Mr. Goldfarb was granted options to purchase 25,000 shares of Common Stock at a price of $2.75 per share, the closing price of the Common Stock on the date of grant. The options vested six months after the date of grant and are exercisable for ten years from the date of grant. These options were granted to Mr. Goldfarb in connection with the renewal of his personal guarantee with respect to a portion of the Company's bank debt.

Non-Employee Directors Plan

     Pursuant to the Non-Employee Directors Plan, the Company automatically grants options on an annual basis to members of its Board of Directors who are not also employees of, or consultants to, the Company (a 'Non-Employee Director'). A maximum of 31,500 shares of Common Stock may be issued under the Non-Employee Directors Plan. Each Non-Employee Director is automatically granted an option to purchase 1,000 shares of the Company's Common Stock on the day after each annual meeting of the Company's stockholders (each, a 'Grant Date'). All options are exercisable at a per share exercise price equal to the closing sales price of a share of Common Stock on the Grant Date. The Plan will terminate on June 25, 2001, unless sooner terminated by the Board.

     In general, an option granted under the Non-Employee Directors Plan becomes exercisable in equal increments of 200 shares on each of the first through fifth anniversaries of the date the option is granted, and subject to the foregoing, may be exercised during the ten-year period from the date the option is granted. However, a Non-Employee Director who ceases to perform services for the Company will have three months (one year in the case of termination by reason of death or total disability) to exercise such person's options, but only to the extent otherwise exercisable under the vesting schedule.

     The Non-Employee Directors Plan is administered by the Board of Directors of the Company. The Board of Directors may amend the Non-Employee Directors Plan, except that, in general, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan, requires the approval of the Company's stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     General. The Compensation Committee consists of Thomas J. Brosig and Sigmund Weiss. The Company's compensation policies have evolved over the years since the Company's initial public stock offering in December 1989. At the time of the public offering and periodically since then, the compensation levels of the Company's executive officers were reviewed and compared to officers of other publicly held apparel companies. The Company adopted the 1989 Plan in 1989 and increased the number of shares subject to the 1989 Plan in January 1992 and June 1994. The 1989 Plan is administered by the Option Committee, which is composed of Willem van Bokhorst and George J. Winchell, who shall also administer the 1997 Plan, if approved by the stockholders at the Annual Meeting.

     One of the Company's strengths is a strong management team. The compensation program is designed to enable the Company to attract, retain and reward capable employees who contribute to the Company's success. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. The Company's executive compensation policies are intended to (i) attract and retain the most highly qualified managerial and executive talent; (ii) afford appropriate incentives to produce superior performance; (iii) emphasize sustained performance by aligning rewards with stockholder interests; (iv) motivate executives and employees to achieve the Company's annual and long-term business goals; and (v) reward executives for superior individual contributions to the Company. To implement these policies, the Board designed an executive compensation program consisting, in general, of base salary, annual bonus plan and stock options.

     Base Salary. Base salaries reflect individual responsibilities, experience, leadership and contribution to the success of the Company. Prior to the fiscal year ended January 31, 1995 ('fiscal 1995'), annual salary adjustments had previously been determined by evaluating the performance of the executive and any increased responsibilities assumed by the executive, the performance of the Company and the competitive marketplace. During fiscal 1995, however, the Company reduced the salaries of its mid-level and senior executives in connection with a review of operating expenses in light of the difficult business climate faced by the Company. In the fiscal years ended January 31, 1996 ('fiscal 1996') and January 31, 1997 ('fiscal 1997'), the Company generally maintained salaries at prior year levels except for a limited number of increases based on individual merit or a significant increase in responsibility.

     Annual Bonuses. Commencing with fiscal 1996, the Company's executive officers, other than Morris Goldfarb, were entitled to receive an annual bonus under an Incentive Compensation Program. Under this program, bonuses for merchandise division officers and key personnel based in part on targeted division performance and in part on targeted overall Company performance, while bonuses for administrative officers and key personnel were based solely on targeted overall Company performance. No bonuses were paid in fiscal 1996 under the Incentive Compensation Program, although it was determined that due to the extraordinary level of effort of Company personnel which resulted in significant improvements in fiscal 1996 compared to fiscal 1995, it would be appropriate to pay bonuses ranging from one week's salary to $5,000 to many Company personnel. Due to the realignment of the Company's merchandise divisions during fiscal 1997, the Incentive Compensation Program was discontinued and replaced by a discretionary bonus program. Under this program, if the Company's overall profit target is met, management personnel are entitled to receive bonuses, determined by Morris Goldfarb, the Chief Executive Officer of the Company, based on an evaluation of the executive's individual performance and contribution to the Company's results of operations. The Company's profit target for fiscal 1997 was met and the bonuses awarded to Ms. Nostra Katz and Messrs. Laskau, Feller and Jones are set forth in the Summary Compensation Table.

     Mr. Goldfarb has a performance-based incentive bonus provision in his employment agreement. This incentive provision is intended to recognize Mr. Goldfarb's unique role in overall management and corporate strategy and provide incentive compensation based on overall performance by the Company. Pursuant to the terms of his employment agreement, Mr. Goldfarb was paid a bonus of $84,000 with respect to fiscal 1997.

     Stock Options. The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Stock option awards provide a long-term view and incentives tied to growth in stockholder values. The
Committee strongly believes that the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. As there are only approximately 28,600 shares available for option grants under the 1989 Plan, the Compensation Committee believes that it is appropriate to adopt the 1997 Plan in order to have additional options authorized and available to meet the Company's needs.

     The Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Company's compensation strategy and business needs of the Company by achieving increased value for stockholders and retaining key employees. The Committee intends to work closely with the Option Committee to achieve these goals.

                 COMPENSATION COMMITTEE                                        OPTION COMMITTEE
                    Thomas J. Brosig                                          Willem van Bokhorst
                      Sigmund Weiss                                           George J. Winchell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Morris Goldfarb, Chief Executive Officer and a director of the Company, is a director of Grand Casinos, Inc. Thomas J. Brosig, a director of the Company, is a director of Grand Casinos, Inc. and is also the President and Chief Operating Officer of Grand Casinos, Inc. Mr. Brosig served as Executive Vice President of Administration and Finance of the Company from August 1989 through March 1990.

COMPARATIVE PERFORMANCE BY THE COMPANY

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. This chart compares the Common Stock with (i) the S&P 500 Composite Index and (ii) the S&P Textiles Index, and assumes an investment of $100 on January 31, 1992 in each of the Common Stock, the stocks comprising the S&P 500 Composite Index and the stocks comprising the S&P Textile Index.

                           G-III APPAREL GROUP, LTD.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                      (JANUARY 31, 1992-JANUARY 31, 1997)


                                 [GRAPH]
                              G-III    S&P 500     S&P TEXTILE
                              -----    -------     -----------
                1/31/92        100        100          100
                1/31/93        141        105          103
                1/31/94         59        114           73
                1/31/95         24        113           71
                1/31/96         43        153           79
                1/31/97         52        189          109


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     To the Company's knowledge, the Company's directors, executive officers and beneficial owners of more than ten percent of the Company's Common Stock are in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934, as amended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 1986, the New York City Industrial Development Agency ('IDA') issued $1,442,000 of floating rate Industrial Development Revenue Bonds to a commercial bank for the purpose of acquiring and renovating real property located at 345 West 37th Street in New York City (the '345

Property'). Simultaneously, the IDA leased the 345 Property for a term of 15 years to 345 West 37th Corp. ('345 Corp.'), a company owned and managed by Morris Goldfarb and Aron Goldfarb, for sublease to a subsidiary of the Company as its headquarters. Monthly rental payments are due under the sublease in an amount equal to the aggregate of all amounts due under the bonds (including principal, redemption premium, if any, and interest), plus real estate taxes and building operating expenses. Two of the Company's subsidiaries and Morris Goldfarb and Aron Goldfarb (collectively, the 'Guarantors'), have jointly and severally guaranteed the payments and obligations under the lease and the payment of principal and interest on the bonds.

     In April 1988, 345 Corp. received a loan in the principal amount of $1,153,000 from the New York Job Development Authority (the 'Authority'), to assist 345 Corp. in its renovation of the 345 Property. The loan, which is financed by long-term bonds issued by the Authority, is for a period of 15 years and is repayable in principal installments of $10,689 monthly, plus interest at a variable rate, not to exceed 1 1/2% above the Authority's cost of the funds loaned. At January 31, 1997, the interest rate on and the outstanding principal amount of the loan were 8.25% and approximately $654,000, respectively. Each of the Guarantors has guaranteed the loan.

     Each of Morris Goldfarb and Aron Goldfarb have jointly and severally guaranteed up to $2.5 million of the Company's bank debt. Additionally, Morris Goldfarb has pledged 250,000 shares of the Common Stock owned by him as additional security for the Company's bank debt. In consideration of the renewal in June 1996 of these guarantees and Mr. Goldfarb's pledge, the Company granted to Morris Goldfarb options to purchase 40,000 shares of Common Stock at a price of $2.75 per share and to Aron Goldfarb options to purchase 25,000 shares of Common Stock at a price of $2.75 per share.

     Each of Morris Goldfarb and Lyle Berman and/or related family partnerships or trusts for the benefit of their children are beneficial owners of an aggregate of more than 10% of the fully diluted common equity of Wilsons The Leather Experts Inc. ('Wilsons'), a retail leather apparel chain. Each of Mr. Goldfarb and Mr. Berman is also a director of Wilsons. During the year ended January 31, 1997, sales by the Company to Wilsons accounted for approximately $6,741,000 of the Company's net sales.

                   PROPOSAL NO. 2 -- APPROVAL OF THE ADOPTION
                         OF THE 1997 STOCK OPTION PLAN

     On April 17, 1997, the Board of Directors adopted the 1997 Stock Option Plan (the '1997 Plan'), subject to approval by the stockholders at the Annual Meeting. The Company believes that stock option awards enable the Company to provide personnel with a long-term view and incentives tied to growth in stockholder values. As only approximately 28,600 shares are available for option grants under the 1989 Plan, the Board believes that it is in the best interests of the Company to adopt a new stock option plan. The 1997 Plan is intended to encourage ownership of the Common Stock by those persons who are considered likely to contribute to the growth and profitability of the Company and to provide incentives to those persons to use their best efforts on behalf of the Company and its subsidiaries. The Board believes that the 1997 Plan will advance the interests of the Company and its stockholders by providing, through the grant of options to purchase shares of Common Stock, a larger personal and financial interest in the success of the Company to those persons selected for participation in the 1997 Plan.

     The following summary of the 1997 Plan is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached as Appendix A.

     The 1997 Plan provides for the granting of options to purchase shares of Common Stock to employees of the Company or a subsidiary and to consultants to and directors of the Company or a subsidiary who are not employees. A total of 500,000 shares of Common Stock will be issuable under the 1997 Plan and options for no more than 100,000 shares may be granted to any employee in any fiscal year. Both limitations are subject to appropriate adjustment in the event of a stock dividend, stock split or other capital change. The Common Stock issuable upon exercise of options granted under the 1997 Plan will be registered pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

     In general, the option exercise price may not be less than par value; however, with respect to options intended to qualify as 'incentive stock options' within the meaning of Section 422 of the Internal Revenue Code ('Incentive Stock Options') and options intended to generate 'performance-based compensation' for purposes of avoiding the executive compensation deduction limitation provisions of Section 162(m) of the Internal Revenue Code (the 'Code'), the exercise price must be at least equal to the fair market value of the stock on the option grant date. As of March 31, 1997, the Company had approximately 134 employees, 1 consultant and 6 non-employee directors eligible for participation under the 1997 Plan.

     The 1997 Plan is administered by a committee (the 'Committee') of at least two non-employee directors chosen by the Board of Directors. Subject to the provisions of the 1997 Plan, the Committee has authority to determine the individuals to whom options will be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to the exercise of the option, the terms for payment of the option price and other terms and conditions. An option may not be exercised unless the person to whom it is granted is in the continuous employ or service of the Company or a subsidiary for at least six months from the grant date or such earlier date as may be determined by the Committee. All options must expire no more than ten years from the grant date, except that in the case of an Incentive Stock Option granted to a holder of 10% or more of the voting stock of the Company, the exercise period can be no more than five years from the date of grant. No options may be granted under the 1997 Plan after April 17, 2007. Payment for shares acquired upon the exercise of an option may be made (as determined by the Committee) in cash, by promissory note or by shares of Common Stock. Except as may otherwise be required by law, the Board of Directors may amend or terminate the 1997 Plan at any time.

     The number of shares of the 1997 Plan, the maximum number of shares that may be granted to an employee in any fiscal year and the number of shares covered by outstanding options are subject to adjustment to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend or other capital adjustment. Upon a merger, sale of assets or similar transaction, which results in a replacement of the Common Stock with stock of another corporation, the Company may, but shall not be required to, replace outstanding options with comparable options to purchase stock of such other corporation, or will provide for immediate exercisability of all outstanding options.

     Under the Plan, the Committee may permit an optionee to make an inter vivos gift of all or a portion of options that do not qualify as Incentive Stock Options to: (1) the optionee's spouse, children or grandchildren ('Immediate Family Members'), (2) a trust for the exclusive benefit of one or more Immediate Family Members, (3) a partnership in which the optionee and one or more Immediate Family Members are the only partners or (4) such other persons as the Committee may permit. In the event the optionee's employment with or service to the Company or a subsidiary is terminated for any reason other than for cause (as defined in the Plan), death or disability (as defined in the Plan), then each outstanding option granted to such optionee under the Plan will terminate on the date three months after such termination of employment or service or on such other date as may be specified by the Committee. If an optionee's employment or service is terminated by the Company for cause, then each outstanding option granted to such optionee will terminate upon the date of such termination of employment or service. If an optionee's employment or service is terminated by reason of death or disability, then each outstanding option granted to the optionee under the 1997 Plan will terminate one year after the date of termination of employment or service or on such other date as may be specified by the Committee.

     As of the date of this Proxy Statement, no options had been granted under the 1997 Plan.

Certain Federal Income Tax Consequences

     Set forth below is a summary of certain federal income tax consequences associated with options granted under the Plan.

     An optionee will not realize taxable income upon the grant of an option. In general, the holder of an option which does not qualify as an Incentive Stock Option will realize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction, subject to the deduction limitation provisions of Section 162(m) of the Code. (If the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Securities Exchange Act of 1934, the optionee generally will recognize ordinary income on the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option is exercised.

     The holder of an Incentive Stock Option will not realize taxable income upon the exercise of the option, although the option spread is an adjustment to taxable income that may result in alternative minimum tax liability for the optionee. (The adjustment, if any, is also added to the basis of the stock for purposes of determining adjusted gain or loss under the alternative minimum tax when the stock is sold.) If the stock acquired upon exercise of the Incentive Stock Option is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction, subject to the deduction limitation provisions of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote 'for' or a vote 'against' the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote 'against' the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL THEREOF.

                 PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT
                  OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The stockholders will be asked to ratify the appointment of Grant Thornton LLP as the independent certified public accountants of the Company for the fiscal year ending January 31, 1998. Grant Thornton LLP audited the financial statements of the Company for the fiscal year ended January 31, 1997. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if such person desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE 'FOR' APPROVAL THEREOF.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1998 must be received by the Company no later than January 21, 1998 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors
                                          ALAN FELLER
                                          Secretary

Dated: May 21, 1997

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: G-III APPAREL GROUP, LTD., ATTENTION: CORPORATE SECRETARY, 345 WEST 37TH STREET, NEW YORK, NEW YORK 10018.

                                                                      APPENDIX A

     Below is the text of the Company's 1997 Stock Option Plan as proposed to be adopted pursuant to Proposal No. 2.

                           G-III APPAREL GROUP, LTD.
                             1997 STOCK OPTION PLAN

     1. Purpose. The purpose of the G-III Apparel Group, Ltd. 1997 Employee Stock Option Plan (the 'Plan') is to enable G-III Apparel Group, Ltd. (the 'Company') and its stockholders to secure the benefits of common stock ownership by personnel of the Company and its subsidiaries. The Board of Directors of the Company (the 'Board') believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and growth of the Company.

     2. Stock Subject to the Plan. Subject to the provisions of Section 6, the Company may issue and sell a total of 500,000 shares of its common stock, $.01 par value (the 'Common Stock'), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. Subject to the provisions of Section 6, the maximum number of shares with respect to which options may be granted to any employee of the Company during any fiscal year is 100,000. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

     3. Administration. The Plan will be administered by a committee (the 'Committee') consisting of at least two directors appointed by and serving at the pleasure of the Board. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of a subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

     4. Eligibility. Options may be granted under the Plan to present or future employees of the Company or a subsidiary of the Company and to consultants to and directors of the Company or a subsidiary who are not employees (provided, however, that, notwithstanding anything to the contrary contained herein, unless the Board determines otherwise, the Board shall have sole authority with respect to the granting and interpretation of options granted under the Plan to any director of the Company or a subsidiary who is not an employee and who serves as a member of the Committee). Subject to the provisions of the Plan, the Committee will from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof, including, without limitation, exercise price and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof and whether or not the option is to be treated as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986 (an 'Incentive Stock Option').

     5. Terms and Conditions of Options. Each option granted under the Plan will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

          (a) Option Exercise Price. In the case of an option that is not treated as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, is a ten percent shareholder described in Section 422(b)(6) of the Internal Revenue Code of 1986). For purposes hereof, the fair market value of a share of Common Stock on any date will be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

          (b) Option Period. The period during which an option may be exercised will be fixed by the Committee and will not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a 'ten percent shareholder').

          (c) Exercise of Options. No option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service of the Company or a subsidiary for at least six months (or for such other period as the Committee may designate) from the date the option is granted. The Committee may establish any vesting or other restrictions on the exercisability of an option, subject to earlier termination as provided herein. All or part of the exercisable portion of an option may be exercised at any time during the option period. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Company to enable it to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

          (d) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years.

          (e) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments).

          (f) Option Transfers. The Committee, acting in its discretion, may authorize an optionee to make an inter vivos gift of all or a portion of an option (other than an Incentive Stock Option) granted to such optionee under the Plan to (1) the optionee's spouse, children or grandchildren ('Immediate Family Members'), (2) a trust for the exclusive benefit of one or more Immediate Family Members, (3) a partnership in which the optionee and one or more Immediate Family Members are the only partners or (4) such other persons as the Committee may permit. The Company shall have no obligation to provide notice to any transferee of the occurrence of an event (such as the termination of an optionee's service with the Company) that could affect the transferee's rights under the Plan. Options are transferable upon an option holder's death to a beneficiary designated by the option holder in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the option holder, pursuant to the option holder's will or the laws of descent and distribution. An option that is transferred to a permitted transferee in accordance with the provisions hereof will remain subject to the terms and conditions of the Plan and of the option agreement governing the transferred option. Except as otherwise permitted hereby, options are not transferable and are exercisable during life only by the optionee.

          (g) Termination of Employment or Other Service. If an optionee ceases to be employed by or to perform services for the Company and any subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service or on such other date as may be specified by the Committee provided, however, if the optionee's employment or service is terminated by the Company for cause (defined below), then each outstanding option granted to him or her will terminate upon the date of such termination of employment or service. If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or on such other date as may be specified by the Committee. For purposes hereof, the term 'disability' means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company and its subsidiaries by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration; and, the term 'cause' means an optionee's (1) failure or refusal to perform his or her duties for the Company or its subsidiaries, (2) commission of a crime involving moral turpitude, (3) conviction for commission of a felony, (4) attempt to improperly secure any personal profit in connection with the business of the Company or its subsidiaries or (5) dishonesty or willful engagement in conduct which is injurious to the business or reputation of the Company or its subsidiaries, all as determined by the Committee in its sole discretion.

          (h) Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     6. Capital Changes, Reorganization, Sale.

          (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the maximum number of shares that may be granted to any individual during a fiscal year, and the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend.

          (b) Cash, Stock or Other Property for Stock. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company's shares of Common Stock with stock of another corporation, the Company will make a reasonable effort, but shall not be required, to replace any outstanding options with comparable options to purchase the stock of such other corporation, or will provide for immediate exercisability of all outstanding options, with all options not being exercised within the time period specified by the Board being terminated.

          (c) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

          (d) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     7. Amendment and Termination of the Plan. Except as may otherwise be required by law, the Board, acting in its sole discretion and without further action on the part of the stockholders of the Company, may amend the Plan at any time and from time to time and may terminate the Plan at any time. No amendment or termination may affect adversely any outstanding option without the written consent of the option holder.

     8. No Rights Conferred. Nothing contained herein will be deemed to give any individual a right to receive an option under the Plan or to be retained in the employ or service of the Company or any subsidiary.

     9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

     10. Decisions and Determinations to be Final. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

     11. Term of the Plan. The Plan shall be effective on the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company. The Plan will terminate on the date ten years after the date of adoption by the Board, unless sooner terminated by the Board. Options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in force in accordance with their terms.

                              APPENDIX I

                              PROXY CARD

                           G-III APPAREL GROUP, LTD.
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 1997

   The undersigned, a stockholder of G-III Apparel Group, Ltd. (the 'Corporation'), hereby constitutes and appoints Morris Goldfarb, Aron Goldfarb and Alan Feller and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 19, 1997, and at any and all adjournments or postponements thereof, as follows:

   1. ELECTION OF DIRECTORS

[ ] FOR the nominees listed below (except as marked  [ ] WITHHOLDING AUTHORITY to vote for
  to the contrary below)                               all the nominees listed below

(INSTRUCTIONS: To  withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Nominees: Morris Goldfarb, Aron  Goldfarb, Lyle Berman,  Thomas J. Brosig,  Alan
          Feller, Carl Katz, Willem van Bokhorst, Sigmund Weiss and George J. Winchell

   2. PROPOSAL TO APPROVE THE ADOPTION OF THE 1997 STOCK OPTION PLAN

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

   3. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

   4. In their discretion upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

                                                    (Continued on reverse side.)

(Continued)

    Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1, 2 and 3 above. IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTORS AND FOR EACH OF PROPOSALS 2 AND 3.

    Any and all proxies heretofore given by the undersigned are hereby revoked.

                                                   Dated: ______________________
                                                   _____________________________
                                                   _____________________________
                                                   Please sign  exactly as  your
                                                   name(s)   appear  hereon.  If
                                                   shares are  held  by  two  or
                                                   more   persons   each  should
                                                   sign. Trustees, executors and
                                                   other   fiduciaries    should
                                                   indicate    their   capacity.
                                                   Shares held by  corporations,
                                                   partnerships,   associations,
                                                   etc. should be  signed by  an
                                                   authorized   person,   giving
                                                   full title or authority.

           PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE